Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 PORTFOLIO COMPANY GLOBAL MARINE GROUP TO ACQUIRE FUGRO’S TRENCHING AND CABLE LAYING BUSINESS

Acquisition Further Positions Global Marine Group For Significant Offshore Power
Market Opportunities

NEW YORK, October 12, 2017 (GlobeNewswire) -- Global Marine Group (“GMG”), a leading provider of offshore engineering services to the telecommunications, oil & gas, and renewables industries, and an operating subsidiary of HC2 Holdings, Inc. (“HC2”) (NYSE:HCHC), a diversified holding company, announced today that Global Marine Systems Limited (“GMSL”) has entered into an agreement with Fugro N.V. (“Fugro”) (AMS:FUR) under which GMG will acquire Fugro’s trenching and cable lay services business.

The acquisition of Fugro’s trenching and cable lay services business involves the transfer to GMG of 23 Fugro employees located in Aberdeen, as well as one vessel (M/V Symphony), two powerful Q1400 trenchers, and two work class remotely operated vehicles.  Built in 2011, the M/V Symphony, a multi-purpose vessel with an extensive 1,400m² deck space, will join GMG’s cable installation and maintenance fleet.  In addition, as part of this transaction, Fugro will become the preferred provider of marine site characterization and asset integrity services to GMG.

The purchase consideration, valued at approximately $73 million, consists of the issuance to a subsidiary of Fugro of a 23.6% equity interest in Global Marine Holdings LLC (the parent company of GMSL) valued at $65 million, and an obligation of GMSL to pay Fugro $7.5 million within one year pursuant to a secured vendor loan.

Once completed, the acquisition of this business will significantly enhance GMG’s comprehensive portfolio of integrated service offerings, immediately enabling GMG to complete additional packages of work in direct response to market demands.  The acquisition, which GMG believes will be accretive, will provide GMG with highly capable employees and proven assets with a history of delivering complex engineering projects to customers around the world.

“The combination of Global Marine Group and Fugro’s trenching and cable laying business will create an even more effective operating platform for delivering services to customers and value to shareholders,” said Philip Falcone, HC2’s Chairman, President and Chief Executive Officer.  “The GMG team – under Dick and Ian’s leadership – has been taking bold steps to ensure Global Marine Group remains a leader in a dynamic offshore power market that we continue to believe has tremendous long-term opportunities.”

Fugro is the world’s leading, independent provider of geo-intelligence and asset integrity solutions.  Fugro acquires and analyses data on topography and the subsurface, soil composition, meteorological and environmental conditions, and provides related advice.  With its geo-intelligence and asset integrity solutions, Fugro supports the safe, efficient and sustainable development and operation of buildings, industrial facilities and infrastructure and the exploration and development of natural resources.  Since the founding of Fugro’s trenching and cable lay services business in 2012, Fugro has established a strong presence in the renewables market, working with offshore wind farms including Lincs Wind Farm, Humber Gateway, Gwynt y Môr and Rampion.  The business has also conducted multiple operations in oil & gas for major oil companies such as Shell and BP. https://www.fugro.com

“As we continue to carefully build and develop our business in support of our long-term strategic view, we are delighted to partner with Fugro,” added Dick Fagerstal, Executive Chairman of Global Marine Group.  “Fugro’s long standing world-wide expertise in many segments of the offshore services markets will greatly benefit the Global Marine Group as we work towards our goal of delivering attractive risk adjusted returns for all our constituents.”

The transaction is subject to customary closing conditions, and is expected to close in the fourth quarter 2017.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders.  HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Insurance and Other.  HC2’s largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables.  Founded in 1994, HC2 is headquartered in New York, New York.  Learn more about HC2 and its portfolio companies at www.hc2.com.

About Global Marine Group

Global Marine Group is a leading provider of engineering and underwater services, responding to the subsea cable installation, maintenance and burial requirements of customers around the world.  The company has a legacy of 165 years in deep and shallow water operations and operates worldwide with main offices in Chelmsford, UK and Singapore.  GMG consists of two business units; Global Marine providing cable solutions to the telecommunications and oil & gas markets and CWind delivering power cable and asset management services topside and subsea to the offshore utilities and renewables market. The Group has two successful joint ventures in China, Huawei Marine Networks Co., Limited (HMN) providing turnkey submarine cable system solutions incorporating system design, integration and installation services and S. B. Submarine Systems Co., Ltd a leading provider of subsea cable installation services in China, both of which demonstrate the true global reach of the company.  In September 2014, GMG was acquired by HC2 Holdings Inc.  For more information about The Global Marine Group, Global Marine and CWind, please visit www.globalmarine.group, www.globalmarine.co.uk and www.cwind.global.

Cautionary Statement Regarding Forward Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements.  Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions.  The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value.  Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies.  The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K.  Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2.  These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements.  All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.  All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For information on HC2 Holdings, Inc., please contact:

Andrew G. Backman
Managing Director - Investor Relations & Public Relations
abackman@hc2.com
212-339-5836